SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2012

CH ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	0-30512	14-1804460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

284 South Avenue
Poughkeepsie, New York 12601-4839
(Address of Principal Executive Offices, Zip Code)
(845) 452-2000
 (Registrant's telephone number, including area code)
Not applicable
 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 16, 2012, CH Energy Group, Inc. (the "Company") amended the Supplemental Executive Retirement Plan (the "Plan").  The amendment provides that, effective upon the closing of the proposed merger transaction pursuant to the Agreement and Plan of Merger between the Company, FortisUS, Inc., Cascade Acquisition Sub, Inc., and Fortis Inc., dated as of February 20, 2012 (the "Merger Agreement"), the Company shall not take any action under the Plan that is adverse to Plan participants.  The foregoing description of the amendment to the Plan is qualified in its entirety by reference to the full text of the amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.
Item 5.08 Shareholder Director Nominations.
(a) On November 16, 2012, the Board of Directors of the Company, in accordance with Article I, Section 1.1 of the By-Laws of this Company, unanimously resolved that the 2013 Annual Meeting of Shareholders will be held at 10:30 a.m. on Wednesday, November 20, 2013.  The meeting will be held at the offices of the Company, which are located at 284 South Avenue, in the City of Poughkeepsie, New York.  The Board of Directors also set October 1, 2013, as the record date for the meeting.  In accordance with Article I, Section 1.12 of the By-Laws of the Company, written notice of any director nomination or other business to be brought before the 2013 Annual Meeting of Shareholders by a shareholder of the Company must be delivered to the Secretary of the Company between August 22, 2013, and September 23, 2013.
As previously reported in February 2012, the Company has agreed to be acquired pursuant to the Merger Agreement.  The Company expects this transaction will close prior to the October 1, 2013 record date referred to in the preceding paragraph, resulting in the Company being a wholly owned indirect subsidiary of Fortis Inc.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to CH Energy Group, Inc. Supplemental Executive Retirement Plan, dated as of November 16, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 20, 2012

CH ENERGY GROUP, INC.

By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Vice President – Accounting and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to CH Energy Group, Inc. Supplemental Executive Retirement Plan, dated as of November 16, 2012.